Exhibit 99.1
Kentucky USA Energy, Inc. Updates Shareholder on Production

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (the “Company”) (OTCBB: KYUS), a development stage natural gas exploration and production company, provides an update to its production of natural gas from the Company’s completed wells in the New Albany Shale and Dutch Creek formation in western Kentucky. To date, the Company has drilled 17 wells, of which 16 have been completed and 15 have been tied into the pipeline that the Company has built to connect to the Olive Grove Gathering & Treatment Facility owned and operated by Seminole Energy Services, LLC (“Seminole”). The sale of the gas since our tie-in to the Seminole facility in October 2009 has been intermittent and was disrupted due to a bottleneck at the facility created as a result of the Company’s increased gas volume flowing into the facility. Because of the potential increased sales volume expected from our wells, Seminole has made a substantial capital investment in its gathering and treatment facilities, which will increase efficiencies and improve Seminole’s ability to accept the Company's natural gas into its facility. To view pictures of the Seminole plant upgrades, visit: http://www.kusaenergy.com/tie-in.html.

Once the Seminole facility upgrade is complete, the Company will work with Seminole to balance the system and maximize the Company's production and delivery to the facility. The Company is expecting to steadily increase the rate of its production and delivery over the several weeks following completion of the facility upgrade. "We were expecting to update our shareholders with an estimated production rate sooner, however the disruption in the sale of our natural gas was unanticipated," said Steven Eversole, CEO of Kentucky USA Energy. "Our purchaser, Seminole, has spent the last several weeks adding new equipment to its facilities to better handle our production flow and is expected to complete its upgrade this week. Once we ascertain a consistent average daily flow, we will provide our shareholders with the estimated production rate on the wells we bring online."

"We want to express our thanks to our shareholders for their patience as we work through these early development stage growing pains. We believe that the delay we are experiencing now will have a long term positive impact as we plan to increase our drilling program this year which will in turn increase production and sales through Seminole’s expanded facilities," added Eversole.

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing, exploration stage independent energy company with, it believes, the experience and technological expertise to exploit the gas resources on its properties in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Kentucky USA Energy, Inc.
Steven Eversole, CEO, 606-878-5987
or
Investor Relations:
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com